Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports First Quarter 2018 Results

For Release April 30, 2018

•      Net income of $15.1 million increased by 65% compared with March 31, 2017

•      Earnings of $0.50 per common share increased by 28% compared with March 31, 2017

•      Total assets of $3.7 billion increased by $282.7 million, or 8% compared to December 31, 2017

•      Return on average assets of 1.79% for three months ended March 31, 2018

•      Multi-family mortgage closings of $453.1 million for three months ended March 31, 2018

•      Closed its acquisition of Joy State Bank on January 2, 2018

•      Previously announced a 20% increase in dividends, to $.06 per common share

CARMEL, Indiana — (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported first quarter 2018 net income of $15.1 million, or $0.50 per common share. This compared with $9.1 million, or $0.39 per common share, in the first quarter of 2017.

Each of the Company’s business segments’ net income increased in the first quarter, compared with the first quarter of 2017. Multi-family Mortgage Banking income increased by 56%, Mortgage Warehousing increased by 22%, and Banking increased by 148%.

“Our businesses once again delivered strong results in the first quarter of 2018 with solid loan and deposit growth, while maintaining an industry-leading efficiency ratio and an innovative, consistent approach to loan origination that has built deep, long-term customer relationships.  We have also continued to implement our strategic plans to make Merchants even more successful into the future,” said Michael Petrie, Chairman and CEO of Merchants.

Total Assets

Total assets increased $282.7 million, or 8%, to $3.7 billion at March 31, 2018, compared with $3.4 billion at December 31, 2017. The increase was due primarily to increases in loans, loans held for sale, and trading securities. Return on average assets was 1.79% for the three months ended March 31, 2018, compared with 1.39% at March 31, 2017.

Total loans receivable before allowance for loan losses increased $198.5 million, or 14%, to $1.6 billion at March 31, 2018, compared with $1.4 billion at December 31, 2017. This increase was primarily due to growth in multi-family and healthcare financing, as well as residential real estate loans.

Asset Quality

The allowance for loan losses increased by $1.4 million, to $9.7 million, at March 31, 2018, compared with $8.3 million at December 31, 2017. The increase reflected higher loans held for investment, while non-performing loans increased to $4.9 million, or 0.23% of total loans at March 31, 2018, compared with $3.1 million, or .23% of total loans, at December 31, 2017.

Total Deposits

Total deposits increased $119.0 million, or 4%, to $3.1 billion at March 31, 2018, compared with $2.9 billion at December 31, 2017. The increase was due primarily to growth in certificates of deposit and demand deposits during the quarter, while total brokered deposits declined by 5% to $897.4 million, or 29% of total deposits.

Interest Income

Interest income increased $10.0 million, or 53%, to $29.0 million for the three months ended March 31, 2018, compared with $19.0 million for the three months ended March 31, 2017. This increase was due to both loan growth and higher loan yields. The average balance of loans, including loans held for sale, during the three months ended March 31, 2018, increased by $658.0 million, or 41%, to $2.2 billion, compared with $1.6 billion for the three months ended March 31, 2017. The average yield on loans increased 41 basis points, to 4.44%, for the three months ended March 31, 2018, compared with 4.03% for the three months ended March 31, 2017. Net interest margin increased to 2.52% for the three months ended March 31, 2018, compared with 2.17% for the three months ended March 31, 2017.

Interest Expense

Total interest expense increased $3.5 million, or 63%, to $8.9 million for the three months ended March 31, 2018, compared with the three months ended March 31, 2017. Interest expense on deposits increased $3.2 million, or 86%, to $7.0 million for the three months ended March 31, 2018, compared with the three months ended March 31, 2017. The increase was primarily due to a 41 basis point increase in the average cost of interest-bearing deposits, to 1.27%, for the three months ended March 31, 2018, compared with 0.86% for the same period in 2017, and an increase in the average balance of interest-bearing deposits of $467.8 million, or 26%, to $2.2 billion for the three months ended March 31, 2018. The increase in deposits was primarily due to growth in certificate of deposits and demand deposits, as well as custodial accounts of existing warehouse customers. The increase in the cost of deposits was due to the overall increase in interest rates since last year.

Net Interest Income

Net interest income increased $6.6 million, or 49%, to $20.1 million for the three months ended March 31, 2018 compared to the three months ended March 31, 2017. The increase was due to a 23 basis point increase in our interest rate spread, to 2.06%, for the three months ended March 31, 2018 from 1.83% for the three months ended March 31, 2017, coupled with the overall growth in our interest-earning assets, particularly in loans and loans held for sale, period to period. Our net interest margin increased 35 basis points to 2.52% for the three months ended March 31, 2018 from 2.17% for the three months ended March 31, 2017.

Noninterest Income

Noninterest income increased by $3.2 million, or 40%, to $11.3 million for the three months ended March 31, 2018, compared with the three months ended March 31, 2017. The increase was due to an increase of $5.5 million, or 100%, in the gain on sale of loans, primarily associated with an increase in the volume of multi-family loan sales in the secondary market. These increases were partially offset by a $2.3 million decrease in loan servicing fees that were negatively impacted by a $893,000 fair market value adjustment in mortgage servicing rights.

Noninterest Expense

Noninterest expense increased $3.6 million, or 55%, to $10.3 million for the three months ended March 31, 2018, compared with $6.6 million for the three months ended March 31, 2017. The increase was due primarily to a $2.6 million, or 67%, increase in salaries and employee benefits. The increase in salaries and employee benefits was due primarily to an increase in the number of employees resulting from business growth, higher commissions related to higher multi-family volume, and additional hiring associated with becoming a publicly traded company. Despite the increase in salaries and benefits, the efficiency ratio remained relatively stable at 32.7% in the first quarter of 2018, compared with 30.7% the first quarter of 2017.

Income Taxes

Income tax expense decreased $927,000, or 17%, to $4.7 million for the three months ended March 31, 2018, compared with the three months ended March 31, 2017. The decrease was due primarily to the lower tax rates under the recent federal income tax reform legislation, partially offset by a 34% increase in pre-tax income over the same period. The effective tax rate was 23.7% for the three months ended March 31, 2018 compared with 38.1% for the three months ended March 31, 2017.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking. Merchants Bancorp, with $3.7 billion in assets and $3.1 billion in deposits as of March 31, 2018, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, P/R Mortgage and Investment Corp., Joy State Bank, RICHMAC Funding LLC and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-

looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31,	December 31,
	2018	2017
Assets
Cash and due from banks	$21,592	$18,905
Interest-earning demand accounts	266,141	340,614
Cash and cash equivalents	287,733	359,519

Securities purchased under agreements to resell	7,003	7,043
Trading securities	200,030	140,837
Available for sale securities	413,457	408,371
Federal Home Loan Bank (FHLB) stock	7,711	7,539
Loans held for sale	1,081,376	995,319
Loans receivable, net of allowance for loan losses of $9,705 and $8,311, respectively	1,563,485	1,366,349
Premises and equipment, net	6,705	5,354
Mortgage servicing rights	67,268	66,079
Interest receivable	9,627	8,326
Goodwill	5,139	3,902
Intangible assets	1,915	1,512
Other assets and receivables	24,400	22,983

Total assets	$3,675,849	$3,393,133

Liabilities and Shareholders’ Equity

Liabilities
Deposits
Noninterest bearing	$653,124	$620,700
Interest bearing	2,409,476	2,322,861
Total deposits	3,062,600	2,943,561
Borrowings	199,378	56,612
Deferred and current tax liabilities, net	15,555	12,422
Other liabilities	18,603	13,064
Total liabilities	3,296,136	3,025,659

Commitments and Contingencies

Shareholders’ Equity
Common stock, without par value
Authorized - 50,000,000 shares
Issued and outstanding - 28,692,206 shares at March 31, 2018 and 28,685,167 shares at December 31, 2017	134,941	134,891
Preferred stock - $1,000 per share, without par value
Authorized - 5,000,000 shares
Issued and outstanding - 41,625 shares	41,581	41,581
Retained earnings	204,758	192,008
Accumulated other comprehensive loss	(1,567)	(1,006)
Total shareholders’ equity	379,713	367,474

Total liabilities and shareholders’ equity	$3,675,849	$3,393,133

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended March 31,
	2018	2017
Interest Income
Loans	$24,612	$15,783
Investment securities:
Trading	989	1,376
Available for sale	1,542	894
Federal Home Loan Bank stock	129	81
Other	1,766	873
Total interest income	29,038	19,007

Interest Expense
Deposits	7,016	3,771
Borrowed funds	1,914	1,705
Total interest expense	8,930	5,476

Net interest income	20,108	13,531
Provision for loan losses	1,406	240

Net Interest Income After Provision for Loan Losses	18,702	13,291

Noninterest Income
Gain on sale of loans	10,892	5,442
Loan servicing fees (costs), net	(322)	1,989
Mortgage warehouse fees	486	596
Other income	257	64
Total noninterest income	11,313	8,091

Noninterest Expense
Salaries and employee benefits	6,487	3,892
Loan expenses	956	884
Occupancy and equipment	565	356
Professional fees	488	215
Deposit insurance expense	246	264
Technology expense	291	245
Other expense	1,237	785
Total noninterest expense	10,270	6,641

Income Before Income Taxes	19,745	14,741

Provision for Income Taxes	4,684	5,611

Net Income	$15,061	$9,130

Dividends on preferred stock	$(833)	$(832)

Net income allocated to common shareholders	$14,228	$8,298

Basic earnings per common share	$0.50	$0.39

Diluted earnings per common share	$0.50	$0.39

Weighted-average common shares outstanding
Basic	28,690,876	21,114,400

Diluted	28,710,480	21,123,257

Dividends per common share	$0.06	$0.05

Key Operating Results

(Unaudited)

($ in thousands)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2018	2017	2017

Noninterest Expense	10,270	10,800	6,641

Net Interest Income (before provision for losses)	20,108	18,952	13,531
Noninterest Income	11,313	14,907	8,091
Total Interest Income	31,421	33,859	21,622

Efficiency Ratio	32.69%	31.90%	30.71%

Average Assets	3,364,165	3,204,660	2,630,108
Net Income	15,061	20,329	9,130
Return on Average Assets before annualizing	0.45%	0.63%	0.35%
Annualization factor	4.00	4.00	4.00
Return on Average Assets	1.79%	2.54%	1.39%

Return on Average Tangible Common Equity (1)	17.38%	28.43%	19.49%

Tangible Book Value Per Common Share (1)	$11.54	$11.17	$8.13

Tangible Common Equity/Tangible Assets (1)	9.02%	9.46%	6.13%

(1) Non-GAAP financial measure - see “Reconciliation of Non-GAAP Measures”

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2018	2017	2017

Net Income	15,061	20,329	9,130
Less: Preferred Stock Dividends	(833)	(833)	(832)
Net Income Available to Common Shareholders	14,228	19,496	8,298

Average Shareholders Equity	375,687	321,785	212,415
Less: Average Goodwill & Intangibles	(6,616)	(5,950)	(523)
Less: Average Preferred stock	(41,581)	(41,581)	(41,581)
Average Tangible Common Shareholder’s Equity	327,490	274,254	170,311

Annualization Factor	4.00	4.00	4.00
Return on Average Tangible Common Equity	17.38%	28.43%	19.49%

Total Equity	379,713	367,474	213,711
Less: Goodwill and Intangibles	(7,054)	(5,414)	(523)
Less: Preferrd Stock	(41,581)	(41,581)	(41,581)
Tangible Common Equity	331,078	320,479	171,607

Assets	3,675,849	3,393,133	2,800,681
Less: Goodwill and Intangibles	(7,054)	(5,414)	(523)
Tangible Assets	3,668,795	3,387,719	2,800,158

Ending common shares	28,692,206	28,685,167	21,114,400

Tangible Book Value per Common Share	$11.54	$11.17	$8.13
Tangible Common Equity/Tangible Assets	9.02%	9.46%	6.13%

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Int.	Rate	Balance	Int.	Rate	Balance	Int.	Rate
Assets:

Interest bearing deposits	$457,235	$1,895	1.68%	$442,789	$1,390	1.25%	$436,223	$954	0.89%
Securities available for sale	416,266	1,542	1.50%	414,895	1,356	1.30%	336,146	894	1.08%
Trading securities	121,029	989	3.31%	119,429	1,063	3.53%	170,038	1,376	3.28%
Loans and loans held for sale	2,247,890	24,612	4.44%	2,114,048	23,101	4.34%	1,589,938	15,783	4.03%
Total Interest Earning Assets	3,242,420	29,038	3.63%	3,091,161	26,910	3.45%	2,532,345	19,007	3.04%
Allowance for loan losses	(9,071)			(7,551)			(6,400)
Noninterest-earning assets	130,816			121,050			104,163

Total assets	$3,364,165			$3,204,660			$2,630,108

Liabilities/Equity:

Interest bearing checking	645,339	2,425	1.52%	612,674	2,153	1.39%	507,588	1,158	0.93%
Savings deposits	381,749	215	0.23%	357,363	143	0.16%	301,017	183	0.25%
Money market	816,707	2,887	1.43%	778,837	2,582	1.32%	819,564	2,176	1.08%
Certificates of deposit	398,992	1,489	1.51%	292,142	955	1.30%	146,809	254	0.70%
Total interest bearing deposits	2,242,787	7,016	1.27%	2,041,016	5,833	1.13%	1,774,978	3,771	0.86%

Borrowings	65,635	1,914	11.83%	76,505	2,125	11.02%	64,754	1,705	10.68%
Total Interest Bearing Liabilities	2,308,422	8,930	1.57%	2,117,521	7,958	1.49%	1,839,732	5,476	1.21%

Noninterest bearing deposits	656,284			730,936			550,770
Noninterest-bearing liabilities	23,772			34,418			27,191

Total liabilities	2,988,478			2,882,875			2,417,693

Equity	375,687			321,785			212,415

Total liabilities and equity	$3,364,165			$3,204,660			$2,630,108

Net Interest Income		$20,108			$18,952			$13,531

Interest Rate Spread			2.06%			1.96%			1.83%

Net interest-earning assets	$933,998			$973,640			$692,613

Net Interst Margin			2.52%			2.43%			2.17%

Average Interest Earning Assets to Average Interest Bearing Liabilities			140.46%			145.98%			137.65%

Segment Results

(Unaudited)

($ in thousands)

	Net Income		Total Assets
	Three Months Ended March 31,		March 31,	December 31,
	2018	2017	2018	2017
Segment
Multi-family Mortgage Banking	5,484	3,517	141,703	134,390
Mortgage Warehousing	4,630	3,795	1,603,584	1,352,748
Banking	5,980	2,413	1,908,823	1,889,140
Other	(1,033)	(595)	21,739	16,855
Total	15,061	9,130	3,675,849	3,393,133